Exhibit 35.1

SERVICING COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2013-2 for the fiscal year ending December 31, 2014 (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:

1.	A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of March 13, 2013, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2013-2 and U.S. Bank National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

SANTANDER CONSUMER USA INC.

/s/ Jason Kulas
Name:	Jason Kulas
Title:	President and Chief Financial Officer
Date:	March 23, 2015

/s/ Jennifer M. Popp
Name:	Jennifer M. Popp
Title:	Chief Accounting Officer
Date:	March 23, 2015